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                                                                   EXHIBIT 10.60


                       ACTV EXECUTIVE EMPLOYMENT AGREEMENT


         THIS AGREEMENT made as of March 7, 2001 by and between ACTV, INC., a Delaware corporation having an office at 225 Park Avenue South, 18th Floor, New York, NY 10003-1604 ("ACTV"), and JOEL HASSELL ("Executive"), residing at 8246 Yarrow Court, Arvada, CO 80005.

                              W I T N E S S E T H :

         WHEREAS, ACTV desires to employ Executive, and Executive desires to accept employment, as CEO and Chairman of ACTV's wholly-owned subsidiary Intellocity, Inc. ("Intellocity");

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         NOW, THEREFORE, in consideration of the premises and the mutual agree-ments herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Employment of Executive. ACTV hereby employs Executive as CEO and Chairman of Intellocity. During the term hereof, Executive shall devote all of his business time and efforts to Intellocity and its affiliates.

                  2.       Compensation and Benefits.

         a. Salary. ACTV shall pay Executive a base salary of Two Hundred Fifty Thousand dollars ($250,000.00) per year, less applicable withholding taxes and other payroll deductions required by law, payable in accordance with ACTV's customary payroll practices.

         b. Acceleration of Vesting Schedule. Upon any Acceleration Event (as such term is defined below), all then unvested, unexpired stock options granted by ACTV to Executive, whether prior to, on or after the date hereof and whether under any stock incentive plan or otherwise, shall become and be immediately exercisable, at the respective option price(s) thereof, at any date prior to the respective expiration date(s) thereof.

         For purposes hereof, an "Acceleration Event" shall be deemed to occur upon the date that any of the following shall first occur:

         (i) a majority of the Board-nominated slate of candidates for election to ACTV's Board of Directors shall not be elected thereto;

         (ii) there shall occur a Change of Control (as such term is defined below) which, prior to the effective date thereof, shall not have been unanimously approved by all of the members of the Board of Directors of ACTV (disregarding, solely for purposes of this Agreement, any negative vote cast by Executive if he shall then be a member of ACTV's Board of Directors); or


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         (iii) there shall occur a Change of Control which, prior to the effective date thereof, shall have been unanimously approved by all of the members of the Board of Directors of ACTV and, upon or within two years after the effective date of such unanimously-approved Change of Con-trol, there shall also occur a Separation Event (as such term is defined below) (the effective date of such Separation Event to be deemed, for purposes of this clause (iii), the date of the respective Acceleration Event).

         For purposes hereof, a "Change of Control" shall be deemed to occur upon the date that any of the following shall first occur:

         (i) a person (other than a person who is an officer or a director of ACTV on the effective date hereof), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of ACTV securities having more than 50% of the combined voting power of such of the then outstanding securities of ACTV as may be cast for the election of directors of ACTV;

         (ii) a merger of ACTV is consummated in which ACTV is not the surviving entity;

         (iii) substantially all of the assets of ACTV are sold; or

         (iv) ACTV's stockholders approve the dissolution or liquidation of ACTV.

         For purposes hereof, a "Separation Event" shall be deemed to occur upon the date that (i) ACTV (or the surviving entity) terminates Executive's employment without Cause (as such term is defined in Section 4(a)(ii) below) or
(ii) Executive terminates his employment hereunder for Good Reason (as such term in defined in Section 4(a)(i) hereof).

         c. Bonuses. Executive shall be eligible for such bonuses, if any, as may hereafter be determined and paid by ACTV, in its sole discretion, in accordance with such policies as the Compensation Committee of the Board of Directors of ACTV may set from time to time.

         d. Benefits. Executive shall be entitled to participate in all employee health and other benefit plans or programs of ACTV to the extent that his position, title, tenure, salary and other qualifications make him eligible to participate. ACTV does not guarantee the continuance of any particular employee benefit plan or program during the period of Executive's employment, and Executive's participation in any such plan or program shall be subject to all terms, provisions, rules and regulations applicable thereto.



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         3. Term. Executive's employment under this Agreement shall commence on the date hereof and shall, subject to the terms and provisions of this Agreement, continue for a term of four years (the "Initial Term"), which Initial Term shall expire upon the fourth anniver-sary of the date hereof (the "Initial Term Expiration Date"). After the Initial Term Expiration Date, this Agreement shall be deemed automatically continued solely upon an at-will employ-ment basis, and subject to either ACTV or Executive giving the other party hereto at least 30 days prior written notice of the termination of this Agreement. Either ACTV or Executive shall have the right, in its or his sole and absolute discretion, not to continue this Agreement upon or after the Initial Term Expiration Date, subject to its or his giving the foregoing 30-day notice.

         4. Termination of Employment.

         a. Termination. Notwithstanding Section 3 hereof, this Agreement and Executive's employment hereunder may be terminated at any time as follows:

                  i. By Executive. Executive may terminate this Agreement, and Executive's employment hereunder, at any time (a) for Good Reason (as hereafter defined) or (b) on or subsequent to the Initial Term Expiration Date, in any such event upon at least 30 days prior written notice to ACTV, whereupon this Agreement and Executive's employment here-under (and all of ACTV's and Executive's respective rights, duties and obligations hereunder) shall terminate, subject in all respects to Section 4(a)(iv) hereof.

         In the event that Executive shall terminate his employment for Good Reason, then upon the effective date of any such termination for Good Reason (A) Executive shall be entitled to (i) severance pay equal to the greater of (x) the aggregate of Executive's base salary for the period from the effective date of such termination for Good Reason to the Initial Term Expiration Date (less applicable withholding taxes and other payroll deductions required by law), or
(y) six months' of Executive's base salary (less applicable withholding taxes and other payroll deductions required by law), and (ii) such rights, if any, as Executive may have under any other provisions of this Agreement (including
Section 2(b)(iii) above) upon any termination of his employment for Good Reason, and (B) the post-employment provisions of Section 8 hereof (Covenant Not to Compete) shall cease to be applicable to Executive.

         "Good Reason" shall mean any termination of this Agreement effected by Executive on account of (i) a material breach hereof by ACTV (including, without limitation, a reduction in base salary from the amount set forth in Section 2(a) hereof), which breach ACTV shall have failed to cure within 15 days after its receipt of written notice thereof from Executive, which notice shall have made specific reference to this Section of this Agreement, (ii) any mater-ial failure by ACTV to provide Employee sufficient authority and autonomy, and to otherwise act in good faith, with respect to Intellocity's achievement of the 2001 EBITDA targets specified in Section 7 of that certain Memorandum of Understanding dated February 14, 2001 between ACTV and Intellocity, which failure ACTV shall have failed to cure within 15 days after its re-ceipt of written notice thereof from Executive, which notice shall have made specific reference to this Section of this Agreement, (iii) ACTV's relocation of Executive's office to a location out-side of the City of Denver, CO, which relocation ACTV shall have failed to rescind within 15 days after its receipt of a written rescission request from Executive, which request shall have made specific reference to this Section of this Agreement, or (iv) the assignment to or taking from Executive of any duties, responsibilities, status, title or position that is or are, in the case of any such assignment to Executive, materially inconsistent with, or in the case of any such taking from Employee materially detractive from, Executive's duties, responsibilities, status, title and position, viewed in the aggregate, as in effect immediately prior to any such assignment or taking, which assignment or taking ACTV shall have failed to rescind within 15 days after its receipt of a written rescission request from Executive, which request shall have made specific reference to this Section of this Agreement.

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                  ii. By ACTV For Cause. ACTV may terminate this Agreement, and
Executive's employment hereunder, upon written notice for Cause (as such term is herein-after defined). For purposes hereof, "Cause" shall mean Executive's (1) refusing to carry out the business of ACTV and its affiliates, as lawfully directed by ACTV, (2) breach of this Agreement or the CIWP Agreement (as such term is defined in Section 7 hereof) in any material respect, (3) engaging in conduct that constitutes competitive activity in violation of Section 8 hereof,
(4) conviction of a felony, (5) continuing or repeated abuse of alcohol or prescription drugs, or (6) abuse of any controlled substance. Notwithstanding anything to the contrary in this Section 4(a)(ii), ACTV may not terminate Executive's employment for Cause under clause (1) hereof unless Executive shall have first received 15 days written notice from ACTV's CEO advising Executive of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue thereafter. Any termination of Executive's employment for disability shall not affect Executive's right to receive any benefits to which he may be entitled pursuant to any of the employee benefit plans or pro-grams referenced in Section 2(e).

                  iii. By ACTV Without Cause. From and after the Initial Term Expiration Date, ACTV may terminate this Agreement and Executive's employment hereunder without Cause at any time, upon 30 days prior written notice to Executive. In the event that Ex-ecutive is so terminated without Cause, Executive shall be entitled to severance pay equal to six months' base salary (less applicable withholding taxes and other payroll deductions required by law), in addition to such rights as Executive may have under any other provisions of this Agree-ment (including Section 2(b)(iii) above) upon any termination of his employment without Cause.

                  iv. Survival. Notwithstanding any termination of Executive's em-ployment (whether effected by ACTV, any surviving entity or Executive under this Section 4 or under any other provision of this Agreement), the provisions of Sections 7 (Confidential Inform-ation and Work Product Agreement) and 8 (Covenant Not to Compete) hereof, and Executive's covenants, duties and obligations thereunder, shall survive such termination and shall continue in full force and effect in accordance with the respective terms thereof; provided, that if Execu-tive's employment is terminated by Executive for Good Reason, the post-employment provisions of Section 8 (Covenant Not to Compete) shall thereupon cease to be applicable to Executive.

         b. Termination upon Death or Disability. Executive's employ-ment under this Agreement shall terminate automatically upon his death. ACTV may terminate Executive's employment under Agreement in the event that any illness, disability or other incapacity of Executive has likely rendered Executive physically or mentally unable to perform Executive duties hereunder for a period of at least 180 days (whether or not consecutive) in any period of 365 days. The determination regarding whether Executive has likely been rendered physically or mentally unable regularly to perform Executive's duties for the herein specified


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period of time shall be made by ACTV's Chief Executive Officer or, at such CEO's election, by ACTV's Board of Directors. In the event that Executive's employment with Intellocity is terminated for death or disability as described in this
Section 4(b), Executive or Executive's heirs, successors, and assigns shall receive (i) payment of accrued salary and vacation, (ii) a death/disability benefit in such amount as Executive may then be entitled as of right under any then applicable ACTV death or disability benefits plan, (iii) continuation of health benefits at Executive's expense for such period of time as shall then be expressly required in such event by applicable law or the terms of any then applicable ACTV benefit plans, and (iv) such other benefits as shall then be expressly required in such event by applicable law or the terms of any then applicable ACTV benefit plans. All stock options shall cease vesting as of the date of termination or such earlier date, if any, as the terms of the respective stock option(s) shall provide.

         5. Expenses. Executive shall be reimbursed for all reasonable and necessary out-of-pocket expenses incurred in the performance of Executive's duties hereunder, provided that Executive shall have timely submitted to ACTV reasonably detailed expense reports and receipts with respect thereto on a timely basis. All air travel shall be in accordance with ACTV's established travel policies as in effect from time to time.

         6. Vacation. Executive shall be entitled to three weeks of paid vacation time per year, on dates to be agreed upon between ACTV and Executive. In the event that Employ-ee's employment is terminated for any reason other than for Cause, Executive's accrued vacation time shall be paid to him (less applicable withholding taxes and other payroll deductions re-quired by law).

         7. Confidential Information and Work Product Agreement. Executive has executed (or is executing, simultaneously herewith) a Confidential Information and Work Product Agreement dated the date hereof (the "CIWP Agreement"). Neither this Agreement nor any employment relationship between Executive and ACTV shall be effective until Executive has executed and delivered the CIWP Agreement. Executive's obligations under the CIWP Agreement shall survive termination of this Agreement for any reason.

         8. Covenant Not to Compete. Executive acknowledges and confirms that ACTV is placing its confidence and trust in Executive. Accordingly, and in consideration of ACTV's execution of this Agreement, Executive covenants and agrees that he will not, during the term of his employment, and for a period of one (1) year thereafter, either directly or indirectly, engage in any business, either directly or indirectly (whether as a creditor, guarantor, financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, or otherwise), with or for any company, enterprise, institution, organization or other legal entity (whether a sole proprietorship, a corporation, a partnership, a limited liability company, an association, or otherwise, and whether or not for profit), which engages in activities anywhere in the the world that are in competition with the ACTV Business (as defined herein). As used in this Agreement, the term "ACTV Business" shall mean the invention, development, application, implementation, extension, operation, licensing and/or management by ACTV and/or any ACTV affiliate of any invention, software, technology, business, service or product of ACTV and/or any ACTV affiliate.

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         Nor shall Executive, during the term of his employment, and for a period of two (2) years thereafter, individually or through any entity, directly or indirectly, without the express prior written consent of ACTV, make or other-wise extend any offer of full-time or part-time employment to any officer or employee of ACTV and/or of any ACTV affiliate, or otherwise solicit any officer or employee of ACTV and/or of any ACTV affiliate to seek or accept any full-time or part-time employment, by or with any person or entity other than ACTV or any ACTV affiliate.

         Executive hereby acknowledges and agrees that the ACTV Business ex-tends throughout the United States, and that -- given the nature of the ACTV Business -- ACTV and/or any ACTV affiliate can be harmed by competitive conduct anywhere in the United States. Executive therefore agrees that the covenants not to compete contained in this Section 8 shall be applicable in and throughout the United States, as well as throughout such non-U.S. areas in which ACTV and/or any ACTV affiliate may be (or has, with Executive's knowledge and assist-ance, prepared written plans to be) doing business as of the date of termination of Executive's employment. Executive further warrants and represents that, because of his varied skill and abilities, he does not need to compete with the ACTV Business, and that this Agreement will therefore not prevent him from earning a livelihood. Executive acknowledges that the restrictions contained in this
Section 8 constitute reasonable protections for ACTV and its affiliates in light of the foregoing and in light of the promises to Executive contained herein. Executive and ACTV hereby agree that, if the period of time or the scope of the restrictive covenant not to compete contained in this Section 8 shall be adjudged unreasonable by any proper arbiter of a dispute hereunder, then the period of time and/or scope shall be reduced accordingly, so that this covenant may be enforced in such scope and during such period of time as is judged by such arbiter to be reasonable.

         Notwithstanding anything hereinabove set forth in this Section 8, Executive may - solely in his capacity as a passive investor - make equity investments in any publicly listed company, provided that the amount of any such investment does not exceed 4% of the issued and outstanding shares of the capital stock of the respective class of equity securities of such company and provided, further, that such investment does not violate any then current investments policy published by ACTV, and provided, further, that in the event that any such equity investment shall exceed 2% of the issued and outstanding shares of the capital stock of the respective class of equity securities of any such company, Executive shall, with 10 days there-after, give ACTV written notice thereof (identifying the name of the respective company, the address of its principle corporate office, and the number and class of the respective shares then held by Executive).

         Notwithstanding anything hereinabove set forth in this Section 8, the provisions of this Section 8 shall not survive or otherwise apply to Executive from and after any date upon which Executive may terminate his employment hereunder for Good Reason.



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         As used in this Agreement, the term "affiliate" shall mean any person, corporation, partnership, joint venture, limited liability company or other legal entity that is controlled by ACTV. For purposes of the foregoing definition, the term "control" shall mean the capability (whether by ownership of, or the right to vote, such equity stock or other ownership interests as shall enable the party owning or voting same, or by the right to elect or appoint a majority of those directors or other such persons having the authority) to direct the policies and management of such legal entity. Accordingly, at the date hereof, such of ACTV's affiliates as are operating companies are ACTV Entertainment, Inc., Bottle Rocket, Inc., Digital ADCO, Inc., HyperTV Networks, Inc. and Media Online Services, Inc.

         9. Entire Agreement. This Agreement, together with the CIWP Agreement as executed by Executive, contains (with the exception of any stock options that ACTV may have heretofore granted to Executive) the entire agreement between the parties at the date hereof with respect to the employment and compensation of Executive by or on behalf of ACTV or any affiliate of ACTV and supersedes in all respects any prior agreement or understanding between Employee and ACTV or any affiliate of ACTV with respect to the employment and compensa-tion of Executive by or on behalf of ACTV or any affiliate of ACTV. The unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision. This Agreement may not be amended or modified in any way except by an agreement in writing signed by ACTV, as one party, and by Executive, as the other party. Any delay in exercising, or any failure to exercise, any rights provided by this Agreement shall not be deemed a waiver thereof, and any express written waiver thereof shall not be deemed a waiver of any further or future rights.

         10. Assignment. Neither party shall have the right to assign any of his or its respective rights, duties or obligations hereunder to any third party without the prior written con-sent of the other party hereto, provided that Executive's consent thereto shall not be required for or in connection with ACTV's assignment of this Agreement to any entity that shall succeed ACTV as a consequence of any sale of all or substantially all of ACTV's assets, merger, con-solidation or Change of Control.

         11. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when:

         a. delivered by hand, with receipt confirmed;

         b. transmitted by facsimile, with receipt confirmed, provided that a copy is mailed on that same transmittal date by certified or registered mail, return receipt requested; or

         c. delivered by express delivery service, with receipt confirmed;



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in each case to the appropriate addresses or telecopier numbers set forth below, or to such address or facsimile number as the respective party may hereafter otherwise designate in writing:

         (i) if to ACTV, to:

             ACTV, Inc.
             225 Park Avenue South, 18th Floor
             New York, NY 10003-1604
             Attn:  William C. Samuels,
             Chairman and CEO
             Facsimile:  (212) 497-7043

         with a separate and complete copy, under separate cover, to:

             ACTV, Inc.
             225 Park Avenue South, 18th Floor
             New York, NY 10003-1604
             Attn:  Day L. Patterson,
             Law Department
             Facsimile:  (212) 497-7043

         and

         (ii) if to Executive, to:

              Mr. Joel Hassell
              [Address]

                  12. Specific Performance and Injunctive Relief. Executive hereby recog-nizes and acknowledges that irreparable injury or damage may result to ACTV and its affiliates in the event of a breach or threatened breach by Executive of certain of the terms or provisions of this Agreement including, without limitation, Executive's covenants in Section 8 hereof, and that ACTV and its affiliates may have no adequate remedy at law for such breach or threatened breach. Accordingly, Executive hereby agrees that, in addition to any other available remedies in equity or at law, ACTV and its affiliates shall be entitled to an injunction restraining Executive from engaging in any activity constituting such breach or threatened breach and requiring specific performance of the terms hereof. Nothing contained herein shall be construed as prohibiting ACTV or any ACTV affiliate from pursuing any other remedies available to ACTV or any ACTV affiliate at law or in equity for such breach or threatened breach, including but not limited to, the recovery of damages from Executive and the termination of his employment with ACTV in accordance with the terms and provisions of this Agreement.




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                  13. Arbitration. All controversies which may arise between the parties hereto shall be determined by binding arbitration applying the laws of the State of New York. Any arbitration pursuant to this Agreement shall be conducted in New York, New York before the American Arbitration Association ("AAA") in accordance with its arbitration rules. Any dispute to be submitted to arbitration must be reduced to writing and shall be provided to the other party and to the AAA in order to initiate the proceedings. The award of the arbitrator(s), or a majority of them, shall be final, and judgment upon the award may be confirmed and entered in any state or federal court having jurisdiction; provided, that the arbitrators shall not have the right to award any punitive damages (and each of the parties hereto waives any right to claim or receive any punitive damages, whether in any arbitration proceeding or otherwise). Nothing in this Section 13 will prevent ACTV or any ACTV affiliate from resorting to judicial proceedings if interim injunctive relief under the laws of the State of New York from a court is necessary to prevent serious and irreparable injury or harm to ACTV or any ACTV affiliate.

                  14. Governing Law. This Agreement and any amendments hereto, and wai-vers and consents with respect thereto, shall be governed by the internal laws of the State of New York, without regard to the conflict of laws principles thereof.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   ACTV, INC.

                                   By:   /s/ Day L. Patterson
                                         -----------------------------
                                         Day L. Patterson,
                                         Exec. Vice President
                                         and General Counsel


                                   /s/ Joel Hassell
                                   ------------------------------------
                                           JOEL HASSELL
                                           (Executive)


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